Exhibit 99.1

Clearwater Paper Reports Fourth Quarter and Full Year 2017 Results

SPOKANE, Wash.--(BUSINESS WIRE)--February 5, 2018--Clearwater Paper Corporation (NYSE:CLW) today reported financial results for the fourth quarter and full year of 2017.

The company reported net sales of $436.7 million for the fourth quarter of 2017, up 2.6% compared to net sales of $425.6 million for the fourth quarter of 2016. Net earnings determined in accordance with generally accepted accounting principles, or GAAP, for the fourth quarter of 2017 were $80.9 million, or $4.88 per diluted share, compared to net earnings for the fourth quarter of 2016 of $9.3 million, or $0.56 per diluted share. The increase in net earnings primarily consisted of a benefit related to recent tax law changes. Excluding this tax benefit and certain other non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, fourth quarter 2017 adjusted net earnings were $14.4 million, or $0.87 per diluted share, compared to fourth quarter 2016 adjusted net earnings of $13.8 million, or $0.82 per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, were $52.2 million for the fourth quarter of 2017 compared to $49.3 million for the fourth quarter of 2016. Adjusted EBITDA for the quarter was $57.5 million, up 6.3% compared to fourth quarter 2016 Adjusted EBITDA of $54.1 million. The $3.4 million increase in Adjusted EBITDA in the fourth quarter of 2017 was primarily a result of higher paperboard pricing and volumes, improved consumer product mix, and lower general maintenance costs. Additional factors for the increase included lower wage and benefits expense resulting from warehouse automation projects at several of the company's facilities, the shutdown of two higher cost tissue machines at the company's Neenah, Wisconsin mill at the end of 2016 and the closure of the company's Oklahoma City converting facility in March 2017. These factors were partially offset by lower non-retail tissue shipment volumes and higher input costs for pulp, transportation and energy.

"We had a strong finish to 2017 due to improved operating efficiencies resulting from the completion of our three-year strategic capital projects, including warehouse automation and the continuous pulp digester at our Lewiston, Idaho mill,” said Linda K. Massman, president and chief executive officer. "We also had increased paperboard sales and shipments and ultra-quality tissue sales, partially offset by very competitive market conditions in the retail industry and higher transportation costs.

"Throughout 2018, we will remain focused on efforts to increase our margins and ultimately cash flow to build a solid foundation for our long-term success and create shareholder value," said Massman. "Our efforts include the vital work of realigning portions of our company in both tissue and paperboard, and investing in our business to meet customer needs as reflected in the ongoing investment in our Shelby, North Carolina facility."

FOURTH QUARTER 2017 SEGMENT PERFORMANCE

Consumer Products

Net sales in the Consumer Products segment were $234.7 million for the fourth quarter of 2017, down 3.1% compared to fourth quarter 2016 net sales of $242.1 million. This decrease was due primarily to lower parent roll sales resulting from the shutdown of the two higher cost paper machines at the Neenah, Wisconsin mill at the end of 2016 and a 3.3% decrease in retail tons sold in the fourth quarter of 2017.

Operating income and margin for the fourth quarter of 2017 decreased to $7.5 million and 3.2%, compared to $13.8 million and 5.7%, respectively, in the fourth quarter of 2016. After adjusting for certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, adjusted operating income and margin of $11.4 million and 4.9% for the fourth quarter of 2017 were down from $17.0 million and 7.0% for the same period in 2016. Adjusted EBITDA for the segment decreased from $32.0 million in the fourth quarter of 2016 to $25.8 million in the fourth quarter of 2017. These decreases were due to higher input costs for external pulp, transportation and packaging supplies with partial offsets from lower maintenance costs as well as lower labor costs due to the implementation of warehouse automation and the previously mentioned paper machine shutdowns at the Neenah mill and facility closure in Oklahoma City.

Tissue Sales Volumes and Prices:

  Total tissue sales volumes of 87,313 tons in the fourth quarter of 2017 decreased by 9.9% and converted product cases shipped were 12.7 million, down 1.7%, each compared to the fourth quarter of 2016.
  Average tissue net selling prices increased 6.2% or $155 per ton in the fourth quarter of 2017, compared to the fourth quarter of 2016, due to improved product mix.

Pulp and Paperboard

Net sales in the Pulp and Paperboard segment were $202.1 million for the fourth quarter of 2017, up 10.2% compared to fourth quarter 2016 net sales of $183.4 million. The increase was primarily due to higher paperboard prices and shipment volume, including sales from the operations of Manchester Industries acquired in December 2016.

Operating income for the fourth quarter of 2017 increased $7.0 million to $34.6 million, compared to operating income of $27.6 million for the fourth quarter of 2016. Pulp and paperboard's operating margin increased to 17.1% in the fourth quarter of 2017 from 15.0% in the fourth quarter of 2016. Adjusted EBITDA for the segment was $44.5 million in the fourth quarter of 2017, compared to $35.0 million in the fourth quarter of 2016. These increases were primarily due to lower costs for wood fiber, lower maintenance costs at Arkansas, lower wage and benefits expense and lower operating supply costs. These items were partially offset by higher priced purchased pulp, higher electricity usage due to a turbine generator outage and higher chemical and transportation costs.

Paperboard Sales Volumes and Prices:

  Paperboard sales volumes increased 5.4% to 210,098 tons in the fourth quarter of 2017, compared to 199,415 tons in the fourth quarter of 2016.
  Paperboard net selling prices increased 4.6% to $962 per ton compared to the fourth quarter of 2016.

Taxes

The company's consolidated GAAP tax rate and adjusted tax rate for the fourth quarter of 2017 were a benefit of 333.2% and a provision of 39.9%, respectively, compared to provisions of 41.7% and 37.8%, respectively, in the fourth quarter of 2016. On a GAAP basis, the benefit for the fourth quarter of 2017 was primarily driven by a $70 million tax benefit resulting from the remeasurement of the company's net deferred tax liabilities following passage of the Tax Cuts and Jobs Act ("Act") signed into law on December 22, 2017. The company expects its GAAP and adjusted tax rate for 2018 to be approximately 26%, due to the reduced federal corporate income tax rate of 21% under the Act.

Given the significant changes resulting from and complexities associated with the Act, the impact on the company's 2018 estimated effective and adjusted tax rates is subject to further analysis, interpretation and clarification of the Act, which could result in changes to these estimates during 2018.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the company presents certain non-GAAP financial information for the fourth quarters of 2017 and 2016, including adjusted net earnings, adjusted net earnings per diluted share, EBITDA, adjusted EBITDA, adjusted operating income, adjusted operating margin, adjusted income tax provision and adjusted tax rate. Because these amounts are not in accordance with GAAP, reconciliations to net earnings, net earnings per diluted share, operating income, income tax provision and tax rate as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.

WEBCAST INFORMATION

Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at http://ir.clearwaterpaper.com/results.cfm beginning at 5:00 p.m. Pacific Time today.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the company's long-term strategic plan, margins, cash flow, operational efficiency projects, cost management, market conditions, customers, benefits of the company's Shelby, NC facility, and expected tax rates for 2018. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: competitive pricing pressures for the company's products, including as a result of increased capacity as additional manufacturing facilities are operated by the company's competitors; the loss of or changes in prices in regards to a significant customer; changes in customer product preferences and competitors' product offerings; the company's ability to successfully implement its operational efficiencies and cost savings strategies; the company's ability to execute on its growth and expansion strategies, including on-time completion of the company's planned new tissue manufacturing and converting operations in Shelby, N.C.; customer acceptance and timing and quantity of purchases of the company's tissue products, including the existence of sufficient demand for and the quality of tissue produced by the expanded Shelby, N.C. operations when they are completed; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; labor disruptions; changes in transportation costs and disruptions in transportation services; changes in the cost and availability of wood fiber and wood pulp; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunction and damage to the company's manufacturing facilities; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; cyclical industry conditions; changes in expenses and required contributions associated with the company's pension plans; environmental liabilities or expenditures; cyber-security risks; reliance on a limited number of third-party suppliers for raw materials; the company’s inability to service its debt obligations; restrictions on the company’s business from debt covenants and terms; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations.

Clearwater Paper Corporation
Consolidated Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2017		2016		2017		2016
Net sales	$436,716	100%	$425,568	100%	$1,730,408	100%	$1,734,763	100%
Costs and expenses:
Cost of sales	(375,277)	86%	(368,524)	87%	(1,529,621)	88%	(1,495,627)	86%
Selling, general and administrative expenses	(34,785)	8%	(32,934)	8%	(128,459)	7%	(127,819)	7%
Total operating costs and expenses	(410,062)	94%	(401,458)	94%	(1,658,080)	96%	(1,623,446)	94%
Income from operations	26,654	6%	24,110	6%	72,328	4%	111,317	6%
Interest expense, net	(7,975)	2%	(8,092)	2%	(31,374)	2%	(30,651)	2%
Earnings before income taxes	18,679	4%	16,018	4%	40,954	2%	80,666	5%
Income tax benefit (provision)	62,245	14%	(6,675)	2%	56,385	3%	(31,112)	2%
Net earnings	$80,924	19%	$9,343	2%	$97,339	6%	$49,554	3%
Net earnings per common share:
Basic	$4.92		$0.56		$5.91		$2.91
Diluted	4.88		0.56		5.88		2.90
Average shares outstanding (in thousands):
Basic	16,458		16,578		16,464		17,001
Diluted	16,568		16,781		16,556		17,106

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$15,738	$23,001
Receivables, net	142,065	147,074
Taxes receivable	20,282	9,709
Inventories	266,043	258,029
Other current assets	8,661	8,682
Total current assets	452,789	446,495
Property, plant and equipment, net	1,050,982	945,328
Goodwill	244,161	244,283
Intangible assets, net	32,542	40,485
Other assets, net	21,778	7,751
TOTAL ASSETS	$1,802,252	$1,684,342

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under revolving credit facilities	$155,000	$135,000
Accounts payable and accrued liabilities	256,621	223,699
Current liability for pensions and other postretirement employee benefits	7,631	7,821
Total current liabilities	419,252	366,520
Long-term debt	570,524	569,755
Liability for pensions and other postretirement employee benefits	72,469	81,812
Other long-term obligations	43,275	41,776
Accrued taxes	2,770	2,434
Deferred tax liabilities	118,528	152,172
TOTAL LIABILITIES	1,226,818	1,214,469

Stockholders' equity	575,434	469,873
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,802,252	$1,684,342

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	Twelve Months Ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$97,339	$49,554
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	104,990	91,090
Equity-based compensation expense	3,620	12,385
Deferred taxes	(40,589)	18,327
Employee benefit plans	(4,371)	(1,979)
Deferred issuance costs on debt	1,199	1,242
Disposal of plant and equipment, net	4,053	1,381
Other non-cash activities	1,750	758
Changes in working capital, net of acquisition	21,761	(3,462)
Changes in taxes receivable, net	(10,573)	5,142
Other, net	(1,509)	(1,687)
Net cash flows from operating activities	177,670	172,751
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(199,748)	(155,349)
Acquisition of Manchester Industries, net of cash acquired	—	(67,443)
Other, net	951	286
Net cash flows from investing activities	(198,797)	(222,506)
CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	(4,875)	(65,327)
Borrowings on revolving credit facilities	298,308	1,273,959
Repayments of borrowings on revolving credit facilities	(278,308)	(1,138,959)
Payments for debt issuance costs	—	(1,906)
Payment of tax withholdings on equity-based payment arrangements	(1,127)	(933)
Other, net	(134)	312
Net cash flows from financing activities	13,864	67,146
Decrease in cash and cash equivalents	(7,263)	17,391
Cash and cash equivalents at beginning of period	23,001	5,610
Cash and cash equivalents at end of period	$15,738	$23,001

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2017		2016		2017		2016
Segment net sales:
Consumer Products	$234,656	54%	$242,131	57%	$941,907	54%	$988,380	57%
Pulp and Paperboard	202,060	46%	183,437	43%	788,501	46%	746,383	43%
Total segment net sales	$436,716	100%	$425,568	100%	$1,730,408	100%	$1,734,763	100%

Operating income (loss):
Consumer Products[1]	$7,457	28%	$13,781	57%	$28,616	40%	$67,916	61%
Pulp and Paperboard	34,642	130%	27,581	114%	98,508	136%	112,732	101%
	42,099		41,362		127,124		180,648
Corporate[2]	(15,445)	58%	(17,252)	72%	(54,796)	76%	(69,331)	62%
Income from operations	$26,654	100%	$24,110	100%	$72,328	100%	$111,317	100%

[1]	Consumer Products operating income for the three and twelve months ended December 31, 2017 includes $3.6 million and $14.7 million, respectively, of costs associated with the closure of the Oklahoma City facility. Consumer Products operating income for the three and twelve months ended December 31, 2016 includes $1.7 million of costs associated with the closure of the Oklahoma City facility.
[2]	Corporate expenses for the twelve months ended December 31, 2017 include $0.2 million of expenses associated with the December 2016 acquisition of Manchester Industries, as well as $2.7 million of associated expenses for the three and twelve months ended December 31, 2016. Corporate expenses for the twelve months ended December 31, 2016 also include a $3.5 million settlement accounting charge associated with a pension lump sum buyout for term-vested participants.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net earnings	$80,924	$9,343	$97,339	$49,554
Add back:
Interest expense, net[3]	7,975	8,092	31,374	30,651
Income tax (benefit) provision	(62,245)	6,675	(56,385)	31,112
Depreciation and amortization expense[4]	25,522	25,169	104,990	91,090
EBITDA[1]	$52,176	$49,279	$177,318	$202,407

Directors' equity-based compensation (benefit) expense	$(363)	$354	$(2,833)	$4,779
Costs associated with Oklahoma City facility closure[5]	3,649	318	11,055	318
Reorganization expenses associated with SG&A cost control measures	1,783	—	2,263	—
Costs associated with Long Island facility closure	298	460	1,443	1,891
Manchester Industries acquisition related expenses	—	2,665	220	2,665
Write-off of assets as a result of Warehouse Automation project	—	—	41	—
Costs associated with Neenah paper machines shutdown	—	1,049	—	1,049
Pension settlement expense	—	—	—	3,482
Gain associated with the sale of the specialty mills, net	—	—	—	(1,755)
Adjusted EBITDA[2]	$57,543	$54,125	$189,507	$214,836

[1]

EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense (including debt retirement costs), income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.

[2]	Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.
[3]	Interest expense, net for the three and twelve months ended December 31, 2016 includes debt retirement costs of $0.4 million.
[4]	Depreciation and amortization expense for the twelve months ended December 31, 2017 includes accelerated depreciation of $3.7 million associated with the Oklahoma City facility closure, $0.6 million associated with the closed Long Island facility and $0.4 million as a result of the warehouse automation project. Depreciation and amortization expense for the three and twelve months ended December 31, 2016 includes $1.3 million of accelerated depreciation associated with the Oklahoma City facility closure.
[5]

Costs associated with the Oklahoma City facility closure for the three and twelve months ended December 31, 2017 include $3.2 million of expenses associated with the execution of a sublease for the facility. Costs associated with the Oklahoma City facility closure for the twelve months ended December 31, 2017 also include $4.3 million of loss on the write-down of assets to their held for sale value.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Earnings and Adjusted Net Earnings Per Diluted Common Share
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
GAAP net earnings	$80,924	$9,343	$97,339	$49,554
Adjustments, after-tax[1]:
Federal tax rate change[3]	(70,055)	—	(70,055)	—
Directors' equity-based compensation (benefit) expense	(242)	229	(1,881)	3,086
Costs associated with Oklahoma City facility closure	2,434	1,073	9,741	1,073
Reorganization expenses associated with SG&A cost control measures	1,189	—	1,506	—
Costs associated with Long Island facility closure	199	297	1,349	1,219
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	240	—
Manchester Industries acquisition related expenses	—	2,200	146	2,200
Write-off of assets as a result of Warehouse Automation project	—	—	27	—
Pension settlement expense	—	—	—	2,240
Costs associated with Neenah paper machines shutdown	—	678	—	678
Gain associated with the sale of the specialty mills, net	—	—	—	(1,129)
Adjusted net earnings[2]	$14,449	$13,820	$38,412	$58,921

GAAP net earnings per diluted share	$4.88	$0.56	$5.88	$2.90
Adjustments, after-tax[1]:
Federal tax rate change[3]	(4.23)	—	(4.23)	—
Directors' equity-based compensation (benefit) expense	(0.01)	0.01	(0.11)	0.18
Costs associated with Oklahoma City facility closure	0.15	0.06	0.59	0.06
Reorganization expenses associated with SG&A cost control measures	0.07	—	0.09	—
Costs associated with Long Island facility closure	0.01	0.02	0.08	0.07
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	0.01	—
Manchester Industries acquisition related expenses	—	0.13	0.01	0.13
Write-off of assets as a result of Warehouse Automation project	—	—	—	—
Pension settlement expense	—	—	—	0.13
Costs associated with Neenah paper machines shutdown	—	0.04	—	0.04
Gain associated with the sale of the specialty mills, net	—	—	—	(0.07)
Adjusted net earnings per diluted share[2]	$0.87	$0.82	$2.32	$3.44

[1]	Tax effect was calculated using the estimated annual effective tax rate for the period presented.
[2]	Adjusted net earnings and Adjusted net earnings per diluted share exclude the impact of the items listed that we do not believe are indicative of our core operating performance.
[3]

The federal tax rate change in 2017 is primarily due to the remeasurement of deferred tax liabilities as a result of the Act signed into law on December 22, 2017. The resulting net tax benefit is excluded from our adjusted non-GAAP earnings.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Consumer Products:
Net sales	$234,656	$242,131	$941,907	$988,380
Operating income	7,457	13,781	28,616	67,916
Depreciation and amortization expense[5]	14,400	16,391	65,007	59,375
Consumer Products EBITDA[1]	$21,857	$30,172	$93,623	$127,291
Costs associated with Oklahoma City facility closure[6]	3,649	318	11,055	318
Costs associated with Long Island facility closure	298	460	1,443	1,891
Write-off of assets as a result of Warehouse Automation project	—	—	41	—
Reorganization expenses associated with SG&A cost control measures	20	—	20	—
Gain associated with the sale of the specialty mills, net	—	—	—	(1,755)
Costs associated with Neenah paper machines shutdown	—	1,049	—	1,049
Consumer Products Adjusted EBITDA[2]	$25,824	$31,999	$106,182	$128,794
Consumer Products EBITDA margin[3]	9.3%	12.5%	9.9%	12.9%
Consumer Products Adjusted EBITDA margin[4]	11.0%	13.2%	11.3%	13.0%
Pulp and Paperboard:
Net sales	$202,060	$183,437	$788,501	$746,383
Operating income	34,642	27,581	98,508	112,732
Depreciation and amortization expense	9,686	7,395	34,474	26,741
Pulp and Paperboard EBITDA[1]	$44,328	$34,976	$132,982	$139,473
Reorganization expenses associated with SG&A cost control measures	132	—	132	—
Pulp and Paperboard Adjusted EBITDA[2]	$44,460	$34,976	$133,114	$139,473
Pulp and Paperboard EBITDA margin[3]	21.9%	19.1%	16.9%	18.7%
Pulp and Paperboard Adjusted EBITDA margin[4]	22.0%	19.1%	16.9%	18.7%

[1]	Segment EBITDA is segment operating income adjusted for depreciation and amortization.
[2]	Segment Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.
[3]	Segment EBITDA margin is defined as Segment EBITDA divided by Segment Net sales.
[4]	Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment Net sales.
[5]	Depreciation and amortization expense for the Consumer Products segment for the twelve months ended December 31, 2017 includes accelerated depreciation of $3.7 million associated with the Oklahoma City facility closure, $0.6 million associated with the Long Island facility and $0.4 million as a result of the warehouse automation project. Consumer Products depreciation and amortization expense for the three and twelve months ended December 31, 2016 includes $1.3 million of accelerated depreciation associated with the Oklahoma City facility closure.
[6]

Costs associated with the Oklahoma City facility closure for the three and twelve months ended December 31, 2017 include $3.2 million of expenses associated with the execution of a sublease for the facility. Costs associated with the Oklahoma City facility closure for the twelve months ended December 31, 2017 also include $4.3 million of loss on the write-down of assets to their held for sale value.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Adjusted Operating Income and Operating Margin
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Consumer Products:
Net sales	$234,656	$242,131	$941,907	$988,380
Operating income	7,457	13,781	28,616	67,916
Costs associated with Long Island facility closure[3]	298	460	2,034	1,891
Costs associated with Oklahoma City facility closure[4]	3,649	1,662	14,718	1,662
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	361	—
Write-off of assets as a result of Warehouse Automation project	—	—	41	—
Reorganization expenses associated with SG&A cost control measures	20	—	20	—
Costs associated with Neenah paper machines shutdown	—	1,049	—	1,049
Gain associated with sale of the specialty mills, net	—	—	—	(1,755)
Consumer Products Adjusted operating income[1]	$11,424	$16,952	$45,790	$70,763
Consumer Products operating margin	3.2%	5.7%	3.0%	6.9%
Consumer Products Adjusted operating margin[2]	4.9%	7.0%	4.9%	7.2%

Pulp and Paperboard:
Net sales	$202,060	$183,437	$788,501	$746,383
Operating income	34,642	27,581	98,508	112,732
Reorganization expenses associated with SG&A cost control measures	132	—	132	—
Pulp and Paperboard Adjusted operating income	$34,774	$27,581	$98,640	$112,732
Pulp and Paperboard operating margin	17.1%	15.0%	12.5%	15.1%
Pulp and Paperboard Adjusted operating margin[2]	17.2%	15.0%	12.5%	15.1%

[1]	Segment Adjusted operating income excludes the impact of the items listed that we do not believe are indicative of our core operating performance.
[2]	Segment Adjusted operating margin is defined as Segment Adjusted operating income divided by Segment Net sales.
[3]	Costs associated with the closed Long Island facility include $0.6 million of accelerated depreciation for the twelve months ended December 31, 2017.
[4]

Costs associated with the Oklahoma City facility closure for the three and twelve months ended December 31, 2017 include $3.2 million of expenses associated with the execution of a sublease for the facility. Costs associated with the Oklahoma City facility closure for the twelve months ended December 31, 2017 also include $4.3 million of loss on the write-down of assets to their held for sale value and $3.7 million of accelerated depreciation.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Income Tax Provision
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
GAAP income tax benefit (provision)	$62,245	$(6,675)	$56,385	$(31,112)
Adjustments, tax impact:
Federal tax rate change[3]	(70,055)	—	(70,055)	—
Directors' equity-based compensation benefit (expense)	121	(125)	952	(1,693)
Costs associated with Oklahoma City facility closure	(1,215)	(589)	(4,977)	(589)
Reorganization expenses associated with SG&A cost control measures	(594)	—	(757)	—
Costs associated with Long Island facility closure	(99)	(163)	(686)	(672)
Accelerated depreciation of assets as a result of warehouse automation project	—	—	(121)	—
Manchester Industries acquisition related expenses	—	(465)	(74)	(465)
Write-off of assets as a result of warehouse automation project	—	—	(14)	—
Pension settlement expense	—	—	—	(1,242)
Costs associated with Neenah paper machines shutdown	—	(371)	—	(371)
Gain associated with the sale of the specialty mills, net	—	—	—	626
Adjusted income tax benefit (provision)[1]	$(9,597)	$(8,388)	$(19,347)	$(35,518)
Adjusted income tax rate[1,2]	39.9%	37.8%	33.5%	37.6%

[1]	Adjusted income tax benefit (provision) and Adjusted income tax rate exclude the impact of the items listed that we do not believe are indicative of our core operating performance.
[2]	The Adjusted income tax rate is defined as [Adjusted income tax provision / (Adjusted income tax provision + Adjusted net earnings)].
[3]	The federal tax rate change in 2017 is primarily due to the remeasurement of deferred tax liabilities as a result of the Act signed into law on December 22, 2017. The resulting net tax benefit is excluded from our adjusted non-GAAP earnings.

CONTACT:
Clearwater Paper Corporation
(News media)
Shannon Myers, 509.344.5967
or
(Investors)
Robin S. Yim, 509.344.5906